                                                                    Exhibit 23.7



                                  May 12, 1997

Board of Directors
BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271

Gentlemen and Madam:

        We hereby consent to the references to our firm and to the inclusion of an opinion of our firm to be dated the date of the Joint Proxy Statement/Prospectus of BANC ONE CORPORATION and First USA, Inc. constituting a part of the Registration Statement on Form S-4 of BANC ONE CORPORATION filed with the Securities and Exchange Commission on May 12, 1997. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        UBS SECURITIES LLC


                                        By: /s/ Richard J. Barrett
                                            ----------------------------
                                            Name: Richard J. Barrett
                                            Title: Managing Director



                                        By: /s/ Robert A. Nau
                                            ----------------------------
                                            Name: Robert A. Nau
                                            Title: Managing Director